UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT REVOCATION STATEMENT

SCHEDULE 14A INFORMATION

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

The Wet Seal, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Below is an update to the investor presentation that was filed by The Wet Seal, Inc. on Schedule 14A dated September 20, 2012.

This presentation contains forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about our Company, economic and market sectors and the industry in which we do business, among other things.  These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.  Actual events and results may differ from those expressed in any forward-
looking statements due to a number of factors.  Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed in risk factors within our most recent Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.
DISCLAIMER

WHO WE ARE – The Wet Seal, Inc.
Multi-channel fashion apparel retailer with two
distinct brands – Wet Seal and Arden B
551 retail stores, primarily mall-based, in 47 states
and Puerto Rico
Wet Seal – 469 stores
Arden B - 82 stores
E-commerce business for both brands representing
between 5% and 6% of total sales
Strong balance sheet, with Q2 2012 cash and cash
equivalents of $146.5 million and no debt

Junior apparel and accessories brand that is
trend-focused and value competitive
Mall-based stores averaging 4,000 square feet
E-commerce sales channel and marketing
vehicle
Known by customers for fashion, newness and
price
WHO WE ARE – The Wet Seal, Inc.
Wet Seal
Targets  girls in their young teens to early 20s, who
seek the latest fashion trends at affordable prices

Young contemporary fashion at value price points
Target 25-39 year old women
Mall-based stores averaging 3,100 square feet
E-commerce sales channel and marketing vehicle
Established as a preferred destination for dresses
and social occasions
WHO WE ARE – The Wet Seal, Inc.
Arden B

FINANCIAL HIGHLIGHTS
Net Sales Operating Margin
Diluted EPS Comparable Store Sales
(a) Excluding a deferred tax asset reinstatement adjustment, FY2009 Diluted EPS would have been $0.22.

$100.0
$200.0
$300.0
$400.0
$500.0
$600.0
FY2008 FY2009 FY2010 FY2011 LTM 7/28/12
$593.0
$560.9
$581.2
$620.1
$598.5
-2.0%
-1.0%
0.0%
1.0%
2.0%
3.0%
4.0%
5.0%
6.0%
FY2008 FY2009 FY2010 FY2011 LTM 7/28/12
5.4%
4.1%
4.3%
4.0%
(1.9%)
-$0.10
$0.00
$0.10
$0.20
$0.30
$0.40
$0.50
$0.60
$0.70
$0.80
$0.90
FY2008 FY2009 FY2010 FY2011 LTM 7/28/12
$0.30
$0.85
(a)
$0.12
$0.16
(9.0%)
(8.0%)
(7.0%)
(6.0%)
(5.0%)
(4.0%)
(3.0%)
(2.0%)
(1.0%)
1.0%
2.0%
FY2008 FY2009 FY2010 FY2011 LTM 7/28/12
0.1%
1.2%
--
(8.5%)
(7.1%)
(6.3%)
($0.08)

BALANCE SHEET HIGHLIGHTS
(Dollars in Millions)
January 28, 2012
Cash and cash equivalents 146.5 $                 157.2 $
Inventory 41.5 31.8
Other current assets 28.9 26.3
Net PPE 79.9 88.3
Other long-term assets 34.1 26.8
Total assets 330.8 $                330.5 $
Current liabilities 65.7 $                   54.4 $
Long-term liabilities 34.9 35.0
Shareholders' equity 230.2 241.1
Total liabilities & shareholders' equity 330.8 $                330.5 $
July 28, 2012

70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
(10.0%)
(20.0%)
(30.0%)
(40.0%)
Apr-03
Jul-03
Oct-03
Jan-04
Apr-04
Jul-04
Oct-04
Jan-05
Apr-05
Jul-05
Oct-05
Jan-06
Apr-06
Jul-06
Oct-06
Jan-07
Apr-07
Jul-07
Oct-07
Jan-08
Apr-08
Jul-08
Oct-08
Jan-09
Apr-09
Jul-09
Oct-09
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
Jul-11
Oct-11
Jan-12
Apr-12
Jul-12

THE wet seal, INC.
WET SEAL / ARDEN B.

7 COMPARABLE STORE SALES DATA

TIMELINE OF LEADERSHIP
2007 2008 2009 2010 2011 2012
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2
Today
CEO
Ed Thomas
Susan McGalla
WS CMO
Harriet Sustarsic
AB CMO & President
Sharon Hughes
WS VP DMM
Kim Bajrech
Debbie Shinn
CFO
Steve Benrubi
COO
Ken Seipel
SVP, Store Operations
Barbara Cook

With the expiration of former CEO Ed Thomas’ contract coming up at the end of 2010, the Board made the decision during the year to conduct an extensive search for a strong new CEO with deep merchandising expertise to lead the Company.
Susan McGalla was hired in early 2011 as CEO because the Board believed she had the merchandising experience to be able to expand our fashion content and life-style appeal.
When she joined full time in August 2011, Ms. McGalla implemented certain initiatives designed to capture more sales from our core customers and additional sales from a broader customer base.
However, despite modest margin improvements in the fourth quarter of 2011, by mid-2012 our weak sales results made it clear that the new initiatives were producing negative results, and we were losing our core customers at an increasing rate.
The Board acted promptly to address the resulting weak performance.
The Company immediately returned to the fast fashion merchandising strategy that had long supported success. This includes:
Merchandising to our core young teen customers;
Increasing the portion of our merchandise bought from quick-source vendors by 50%;
Committing to merchandise purchases closer to time of need;
Expanding our inventory style breadth by 20-25%; and
Focusing our price points on our core customers.
We are very focused on the fourth quarter right now, as it is the most important quarter of the year for retailers and critical for The Wet Seal at this time.
RETURN TO FAST FASHION

WHAT WE ARE DOING NOW
Since returning to our proven fast fashion strategy, we have taken a number of steps to stabilize the business.
We are reconnecting with our core customers by:
We are restoring speed and agility to the buying/merchandising process and increasing the flow of new, fresh merchandise by:
Returning younger merchandise categories to the mix and ensuring merchandise honors our young teen to early twenties customer age range;
Restoring higher club merchandise mix and opening price point tops to the
Arden B business;
Expanding assortment breadth at Wet Seal by 20% to 25% to restore the variety our customers are used to seeing; and
Enhancing assortment with key items and category volume drivers.
Resuming the former level of buying from quick-source markets (50% increase);
No longer trying to curate fashion for our customers but instead listening to the market to inform us on what they want;
Engaging in buying the full range of market goods that target our customers;
Analyzing and reacting to fashion trends in the market; and
Empowering our buyers to make in-market buying decisions.

WHAT WE ARE DOING NOW
These changes are already taking effect, and we anticipate visible and meaningful changes in stores by mid-November.
We are re-establishing fashion at a compelling value by:
Adding more attractive opening price points to the merchandise mix; and
Sharpening our pricing overall to a drive higher percentage of sales at first price.
We are enhancing digital strategies to connect and gain relevance with target customers and making our online platform the voice of our brand, including:
Focusing on text, e-mail and other forms of direct engagement that resonate with our core customers;
Implementing broader product sizes and styles online; and
Shifting to a hybrid branding model that allows online message flexibility as opposed to fully aligning messaging with the retail stores, which brings uniqueness to the online experience that our customers expect.
Lastly, we are enhancing our store presentation to drive traffic by:
Focusing on presentation that supports key statements, newness and speed of delivery;
Adjusting our marketing and in-store signage to highlight new items and value; and
Improving our lease line visual appeal to get our customers back into our stores.

We are confident in this return to fast fashion because we have done this before, both in 2005 and in the first half of 2011 when we saw comparable store sales growth in excess of 44% and
6%, respectively, as well as during the three years following the start of the recession in the last quarter of 2008.
In addition, the Company has strong assets in place that will enable us to succeed with our return to fast fashion, including:
While the Board searches for a new CEO, the Company is being led by the Office of the
Chairman, which includes Chairman of the Board Hal Kahn, CFO Steve Benrubi and COO Ken
Seipel, who are supported by the strong merchandising and operations teams in place.
BUILDING BLOCKS IN PLACE
Stores in good locations in the best malls in the country;
A well-known brand;
The resources and ability to get new fast fashion products into stores quickly;
An experienced leadership and merchandising team that is highly in tune with our customers and entirely capable of executing our fast fashion strategy; and
An experienced and diverse Board that includes members who know the
Company and management team well and provide important stability for employees, vendors and customers during the CEO transition, as well as new Board members who offer fresh and knowledgeable perspectives.

Steven
Benrubi,
EVP, CFO and Corporate Secretary – Mr. Benrubi has significant experience in the financial leadership of public corporations.  He has been with The Wet Seal since 2005, and prior to that he served as VP and Corporate Controller of CKE Restaurants, Inc., Treasurer of Champion
Enterprises, Inc. and VP and Corporate Controller of Domino’s Pizza, Inc.
Kathy Bronstein - Ms. Bronstein has significant retail experience, including 18 years at Wet Seal, where she developed the Company’s fast fashion strategy and served as CEO from 1992 to 2003.
Under her leadership, Wet Seal increased its number of stores from less than 25 in 1985 to over
100 in 1992 to over 600 in 2003, and grew revenues from approximately $14 million in 1985 to approximately $150 million in 1992 to over $600 million in 2003. Most recently, Ms. Bronstein has advised numerous large public and venture capital-backed retail businesses, including Guess, Inc.,
Charlotte Russe Holdings, Seven for All Mankind Jeans and Brighton.
Jonathan Duskin – Mr. Duskin has a deep understanding of the retail industry, having exclusively focused on public and private retail investing for over a decade.  In 2005 Mr. Duskin was part of the lead investor group responsible for assembling the new management team and the rescue financing of The Wet Seal.  As a private equity investor, he served on the boards for several private retailers and held interim operating roles at many.  As a passive public investor, he has a proven track record of identifying retail turnaround opportunities, including at Pier 1 Imports, Chico’s and
Ann Taylor.
John Goodman - Mr. Goodman has direct junior apparel and fast fashion experience as the CEO of
Charlotte Russe from 2008 to 2009, where the share price more than doubled during his tenure.
His additional experience includes numerous senior leadership positions at various large retail companies, including Sears, Kmart, Levi Strauss and Gap. Most recently, he served as Executive
Vice President of Apparel and Home at Sears Holdings Corporation from 2009 to 2012.
EXPERIENCED LEADERSHIP TEAM

Hal Kahn – Mr. Kahn has over 35 years of experience in the retail industry, including the junior fashion area.  He has executive experience as CEO of Macy’s East and has served on the board of directors of several retail companies, including Steven Madden, Ltd.
Ken Reiss – As a partner at Ernst & Young LLP, Mr. Reiss served as lead auditor for many publicly traded companies, including retailers Phillips-Van Heusen, Inc. and Kenneth Cole
Productions, Inc., and has served on the Board of Directors of Eddie Bauer Holdings, Inc., Guitar
Center, Inc. and The Children's Place, Inc.
Kenneth
Seipel,
President and Chief Operating Officer – Mr. Seipel has deep marketing, merchandising and operations experience in the retail industry, most recently as President of
Pamida Discount Stores, a chain of department stores, and Executive VP of Stores, Operations and Store Design for the Old Navy division of Gap Inc.
Henry Winterstern – Mr. Winterstern has strong leadership, transaction and retail experience, currently as a Managing Director at Fortress, and including his former role as Vice Chairman and Director of Algo Group, Inc., a diversified wholesaler of ladies’ fashion. Additionally, Mr.
Winterstern was head of the independent committee responsible for the successful restructuring of The Wet Seal in 2004, and previously served on the Board of MGM Studios where he was the lead independent Board member involved in the sale of the company.  He previously served as Vice Chairman of the Board of Consoltex, one of the largest manufacturers of textiles in Canada, and was instrumental in leading the sale of the company.
EXPERIENCED LEADERSHIP TEAM
Sidney Horn – In addition to his extensive experience in a large variety of corporate and business transactions, Mr. Horn has served as a director of several retail companies, including Le Chateau,
Inc., a chain of specialty women’s and men’s retail stores, and Algo Group, Inc., a diversified wholesaler of ladies’ fashion.

In addition to providing strategic and practical oversight in Wet Seal’s merchandising and operational transition, the Board has acted in good faith, been a strong steward of the Company’s capital and been diligent in its responsibilities to shareholders.
The Board adheres to excellent corporate governance standards, as demonstrated below:
We have hired bankers and other advisors to work with the Board to ensure that we are:
We continue to work with leading recruiting firm Korn/Ferry to search for a new CEO.  A number of candidates have approached the Company and we are confident that we will find a strong candidate.
RESPONDING TO SHAREHOLDERS
All Board committees are independent;
The Board allows consent solicitations; and
Continually evaluating the Company’s balance sheet, including the use of the Company’s cash;
Engaging in productive and ongoing dialogues with our investors; and
Evaluating all strategic opportunities to enhance shareholder value.
The Board collectively owns over one million shares of The Wet Seal’s outstanding stock, including recent purchases of 25,000 shares each by Sidney Horn and Henry Winterstern;
The Board is not staggered – all members of the Board are elected annually and will stand for re-election this year at the annual meeting, which is to be held no later than April 19, 2013.

In recent months we have actively pursued meetings with our shareholders to listen to their concerns and explain our strategy.  These meetings informed us that our investors:
Supported the Company’s return to its fast fashion business model;
Believed that the addition of more retail experience to the Board should be considered;
Wanted the Board to continue exploring strategic alternatives for the business, including a distribution of excess cash to shareholders at the appropriate time;
Were not in favor of a prolonged proxy battle, but rather would like us to explore a compromise with Clinton Group;
Recognized that the rights plan was temporary but believed it should either be eliminated or put to a vote; and
Suggested that the Strategic Oversight Committee should consider giving up their additional stock compensation or have it conditioned on share performance targets.
RESPONDING TO SHAREHOLDERS

In response to this feedback, the Board has acted swiftly to address each of these shareholder concerns. The Board has already elected two new independent Board members with significant and successful fast fashion retail experience.
Kathy Bronstein and John Goodman will join our Board immediately.
Two additional strong candidates with excellent retail backgrounds, who have been approved by our
Nominating Committee and reviewed by the full Board, are prepared to join Wet Seal as independent
Directors.
One is prepared to join as soon as she can clear or have waived a non-compete agreement from her most recent employer, and the other candidate is prepared to join after the Clinton consent solicitation is terminated or otherwise resolved.
We continue to believe that adding strong candidates with relevant experience can provide important guidance to Wet Seal as we return to our fast fashion strategy.
RESPONDING TO SHAREHOLDERS
Ms. Bronstein has significant retail experience, including 18 years at Wet Seal, where she helped develop the Company’s fast fashion strategy and served as CEO from 1992 to 2003.
Under her leadership, Wet Seal increased its number of stores from less than 25 in 1985 to over 100 in 1992 to over 600 in 2003, and grew revenues from approximately $14 million in 1985 to approximately $150 million in 1992 to over $600 million in 2003.  Most recently, Ms. Bronstein has advised numerous large public and venture capital-backed retail businesses, including Guess, Inc., Charlotte Russe Holdings, Seven for All Mankind Jeans
and Brighton.
Mr. Goodman has direct junior apparel and fast fashion experience as the CEO of Charlotte
Russe from 2008 to 2009, where the share price more than doubled during his tenure. His experience includes numerous senior leadership positions at various large retail companies, including Sears, Kmart, Levi Strauss and Gap. Most recently, he served as Executive VP of
Apparel and Home at Sears Holdings Corporation from 2009 to 2012.

RESPONDING TO SHAREHOLDERS
Disbanded the Strategic Oversight Committee while continuing our conversations with advisors with respect to strategic opportunities for the business;
In addition to adding the new Board member, the current Board has:
Removed the temporary short-term shareholder rights plan, recognizing that it has served its purpose for the immediate term and stabilized the share price;
Agreed to reduce each Board member’s annual retainer by $25,000 beginning in Fiscal 2013;
Reduced the additional compensation previously awarded to Chairman Hal Kahn for his increased responsibilities;
As a result of the management team’s progress in implementing the fast fashion strategy, the Board has revised Mr. Kahn’s compensation structure to reflect the expectation of a
The full Board, including new members, is now empowered to determine and execute upon capital allocation plans and review all strategic initiatives available to enhance shareholder value.
The Board’s $54 million stock repurchase in 2011 displays its commitment to buy back shares at the appropriate time.
In light of this measure, the former members of the Strategic Oversight Committee have agreed to rescind previously announced additional compensation.
Attempted to work constructively with Clinton Group by pursuing a compromise.
reduced level of direct oversight to be required during the last 90 days of this fiscal year.

Neither the Board nor our investors believe that a prolonged proxy battle with Clinton Group is in the best interests of the Company or our shareholders.
Company representatives have had discussions with Clinton Group to determine whether a reasonable compromise can be reached to avoid a long and protracted consent solicitation.
The Board has indicated a willingness to:
Expand the Board to include two new independent Clinton Group nominees and two new independent Wet Seal nominees, all with significant retail expertise;
Reorganize the CEO Search Committee to include a Clinton Group nominee, a new Wet Seal nominee and a current Board member;
Reconstruct the Nominating Committee to include Clinton Group nominees; and
Disband the Strategic Oversight Committee and transfer the responsibilities to the entire
Board, including new members.
For a 7% shareholder such as Clinton Group, a compromise of this nature is fair and reasonable and is in the best interests of The Wet Seal’s long-term shareholders.
Neither Clinton Group nor its proposed slate of nominees appear to have any specific strategy for the business.
We believe that our newly constituted Board is comprised of strong retail and business experience and has the insights and continuity to successfully guide the Company’s return to its previously successful fast fashion model.
DISCUSSIONS WITH CLINTON GROUP

www.13Dmonitor.com, which maintains a database that tracks activist investors and their investments, cites:
Clinton has a history of trading in and out of positions while pursuing an activist strategy, and their average 13D holding period for Consumer Services companies is just over five months, never holding one of these positions for even a year.
As a 13D holder, Clinton’s returns have averaged -11.5% versus -2.3% for the S&P500 during the same time periods and -20.2% on their seven previous targets in the Consumer Services sector versus -2.2% for the S&P500.
Additionally, Clinton Group’s proposals to Wet Seal have differed significantly over the course of their involvement with the Company, further indicating that they seek only a short-term return on investment and do not have a coherent strategy that will enhance the Company’s long-term value for shareholders.
First, Clinton requested that the Company return cash at a significant premium to market and voiced support for CEO Susan McGalla.
Then, Clinton supported the Board’s decision to terminate Ms. McGalla and urged the Board to sell the company immediately, despite poor operating results.
Now, Clinton is seeking to replace experienced Board members with hand-picked directors who are unfamiliar with the Company at a critical period of transition.
CLINTON HISTORY OF SHORT TERM ACTIVISM
1. Source:  www.13Dmonitor.com
We believe it is clear that Clinton Group is not acting in the best interest of our long-term shareholders.
1

CONCLUSION
This is not the time for a turnover of the Board of Directors and an ongoing proxy fight, which would be detrimental to both the Company and investors. We believe there will be ample opportunity at the Company’s annual meeting to discuss and approve any further changes.
Clinton Group is not acting in the best interest of all shareholders. Clinton Group has refused to compromise despite our ongoing and reasonable efforts to establish a responsible and constructive solution that benefits all shareholders.
We are taking all necessary steps to stabilize the business and return to a successful fast fashion strategy, and we believe that we have the building blocks in place.
As we execute our return to fast fashion, we continue to evaluate all opportunities to enhance shareholder value.
We ask for the support of our shareholders and ask them to reject Clinton Group’s consent solicitation and not execute their white consent card.

APPENDIX 22

TEEN SPECIALTY RETAILER BENCHMARKING
Compared Wet Seal to ten publicly traded teen specialty retailers
(a)
over the three-year period
from November 1, 2008 through October 31, 2011
During this time period:

(a) Ten teen specialty retailers include: American Eagle Outfitters, Inc. (AEO); Abercrombie & Fitch Co. (ANF); Aeropostale, Inc. (ARO); Bebe Stores, Inc. (BEBE); Body Central Corp. (BODY);
Three years prior to Susan McGalla’s first full quarter at Wet Seal
Roughly three years from start of recession
Wet Seal’s stock price increased 43.5% versus 39.7% for an indexed average of the other companies
Wet Seal’s average quarterly comparable store sales performance of -2.5% exceeded that of six of the ten other companies
Wet Seal’s average operating margin of 5.3% exceeded that of four of the ten other companies
Wet Seal improved its average rolling operating margin by 0.1% from Q3 2009 to Q3
2011; six of the ten other companies experienced margin declines over that period
dElia*s, Inc. (DLIA); Hot Topic Inc. (HOTT); Pacific Sunwear of California Inc. (PSUN); rue21, Inc. (RUE); and Urban Outfitters Inc. (URBN).

(60%)
(40%)
(20%)
0%
20%
40%
60%
80%
100%
Nov-08 Feb-09 May-09 Jul-09 Oct-09 Jan-10 Apr-10 Jul-10 Oct-10 Jan-11 Apr-11 Jul-11 Oct-11
WTSL.A: 43.5%
TEEN SPECIALTY
RETAILER INDEX: 39.7%
Note: Teen Specialty Retailer Index is market capitalization-weighted and includes AEO, ANF, ARO, BEBE, DLIA, HOTT, PSUN and URBN. Excludes BODY, which began trading in October
2010 and RUE, which began trading in November 2009.
Source: Capital IQ from November 1, 2008 to October 31, 2011.
TEEN SPECIALTY RETAILER BENCHMARKING

QUARTERLY COMPARABLE STORE SALES
12-Quarter
Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Average
AEO (16.0%) (10.0%) (10.0%) (4.0%) 5.0% 5.0% (1.0%) 1.0% (7.0%) (8.0%) 0.0% 5.0% (3.3%)
ANF (25.0%) (29.0%) (30.0%) (22.0%) (13.0%) 1.0% 5.0% 7.0% 13.0% 10.0% 9.0% 7.0% (5.6%)
ARO 6.0% 11.0% 12.0% 10.0% 9.0% 8.0% 4.0% 0.0% (3.0%) (7.0%) (14.0%) (9.0%) 2.3%
BEBE (20.1%) (23.5%) (29.6%) (25.7%) (22.5%) (11.2%) (3.4%) (4.7%) 0.0% (0.7%) 7.0% 7.0% (10.6%)
BODY 8.7% 8.2% 3.7% 1.1% 6.7% 17.7% 9.4% 17.6% 14.9% 16.1% 14.7% 8.2% 10.6%
DLIA (2.0%) 0.2% (8.1%) (3.6%) (10.4%) (8.6%) (6.8%) (0.4%) (2.3%) 0.9% 7.2% (1.7%) (3.0%)
HOTT 5.2% 7.1% (7.7%) (5.0%) (11.5%) (8.7%) (6.4%) (5.0%) (2.1%) 0.2% 2.6% (1.6%) (2.7%)
PSUN (10.0%) (18.0%) (24.0%) (18.0%) (19.0%) (15.0%) (10.0%) (3.0%) (7.0%) 1.0% 1.0% (3.0%) (10.4%)
RUE 11.2% 8.3% 0.6% 13.5% 8.6% 7.7% (1.6%) 1.8% 1.5% 5.2% (0.3%) 0.0% 4.7%
URBN (1.0%) (9.6%) (6.0%) (2.0%) 4.0% 11.0% 7.0% 1.0% (2.0%) (5.0%) (2.0%) (7.0%) (1.0%)
MEDIAN
(a)
(1.5%) (4.7%) (7.9%) (3.8%) (3.2%) 3.0% (1.3%) 0.5% (2.1%) 0.6% 1.8% (0.8%) (2.9%)
WTSL.A (13.4%) (7.3%) (10.6%) (6.2%) (4.5%) 2.0% (4.3%) (0.1%) 2.3% 7.0% 6.0% (0.9%) (2.5%)
TEEN SPECIALTY RETAILER BENCHMARKING
(a) Median excludes WTSL.A.
Tickers: AEO = American Eagle Outfitters, Inc.; ANF = Abercrombie & Fitch Co.; ARO = Aeropostale, Inc.; BEBE = Bebe Stores, Inc.; BODY = Body Central Corp.; DLIA = dElia*s, Inc.;
HOTT = Hot Topic Inc.; PSUN = Pacific Sunwear of California Inc.; RUE = rue21, Inc.; URBN = Urban Outfitters Inc.; WTSL.A = Wet Seal Inc.
Note: Quarters represent calendar year quarters. Fiscal years for all companies excluding BODY and BEBE end in January the following year. Fiscal years for BEBE and BODY end in June and December, respectively.
Source: Capital IQ, public filings and other publicly available sources.

TEEN SPECIALTY RETAILER BENCHMARKING
(a) Median excludes WTSL.A.
Tickers: AEO = American Eagle Outfitters, Inc.; ANF = Abercrombie & Fitch Co.; ARO = Aeropostale, Inc.; BEBE = Bebe Stores, Inc.; BODY = Body Central Corp.; DLIA = dElia*s, Inc.;
HOTT = Hot Topic Inc.; PSUN = Pacific Sunwear of California Inc.; RUE = rue21, Inc.; URBN = Urban Outfitters Inc.; WTSL.A = Wet Seal Inc.
Note: Quarters represent calendar year quarters. Fiscal years for all companies excluding BODY and BEBE end in January the following year. Fiscal years for BEBE and BODY end in June and December, respectively. Operating income excludes non-recurring items, per Capital IQ.
Source: Capital IQ, public filings and other publicly available sources.

ROLLING LTM OPERATING MARGIN
12-Quarter
Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Average
AEO 13.1% 9.7% 8.9% 8.6% 10.6% 11.0% 10.2% 10.4% 10.8% 10.6% 10.6% 10.0% 10.4%
ANF 14.4% 11.4% 8.5% 7.1% 4.9% 5.2% 5.6% 6.4% 8.1% 9.4% 9.5% 9.1% 8.3%
ARO 13.4% 14.1% 15.0% 16.1% 17.3% 17.8% 17.8% 17.4% 16.4% 14.4% 11.8% 9.2% 15.1%
BEBE 7.8% 5.5% 4.1% 0.2% 0.4% 1.8% 2.5% 3.0% 1.4% 1.0% 1.5% 2.0% 2.6%
BODY 1.0% 2.4% 2.8% 3.3% 4.2% 6.4% 7.3% 7.6% 8.2% 8.7% 9.5% 9.8% 5.9%
DLIA (8.6%) (7.6%) (7.3%) (6.9%) (7.4%) (8.0%) (9.7%) (10.5%) (10.1%) (9.7%) (9.2%) (9.5%) (8.7%)
HOTT 4.2% 4.6% 4.2% 3.9% 2.7% 2.1% 1.5% 0.6% (0.1%) (1.0%) (0.5%) (0.4%) 1.8%
PSUN (2.0%) (2.2%) (4.5%) (5.5%) (4.7%) (6.7%) (7.4%) (7.3%) (8.4%) (8.6%) (7.7%) (8.5%) (6.1%)
RUE 5.7% 5.5% 6.0% 6.6% 7.3% 7.9% 7.9% 7.8% 7.9% 8.3% 8.3% 8.2% 7.3%
URBN 16.3% 15.5% 15.2% 15.3% 17.5% 18.4% 19.0% 18.8% 18.2% 16.9% 15.7% 14.1% 16.7%
MEDIAN (a)
6.8% 5.5% 5.1% 5.2% 4.5% 5.8% 6.4% 7.0% 8.0% 8.5% 8.9% 8.6% 6.7%
WTSL.A 6.4% 5.7% 4.7% 4.3% 4.5% 5.5% 5.2% 5.5% 5.1% 5.5% 5.5% 5.5% 5.3%
4-Quarter 4-Quarter 4-Quarter Q3 09 - Q3 11
Rolling Avg. Rolling Avg. Rolling Avg. Improvement
AEO 10.1% 10.6% 10.5% 0.4%
ANF 10.3% 5.5% 9.0% (1.3%)
ARO 14.6% 17.6% 12.9% (1.7%)
BEBE 4.4% 1.9% 1.5% (3.0%)
BODY 2.4% 6.4% 9.0% 6.6%
DLIA (7.6%) (8.9%) (9.6%) (2.0%)
HOTT 4.2% 1.7% (0.5%) (4.7%)
PSUN (3.6%) (6.5%) (8.3%) (4.7%)
RUE 6.0% 7.7% 8.2% 2.2%
URBN 15.6% 18.4% 16.2% 0.6%
WTSL.A 5.3% 5.2% 5.4% 0.1%

DISCLOSURES
The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of consent revocations from stockholders in connection with the consent solicitation by Clinton Group, Inc. The Company has filed a preliminary consent revocation statement with the Securities and Exchange Commission (the “SEC”) in connection with such consent solicitation (the “Consent Revocation Statement”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the
Company by security holdings or otherwise is set forth in the preliminary Consent Revocation
Statement filed with the SEC. This document is available free of charge at the SEC’s website at
www.sec.gov.
If the Company files a definitive Consent Revocation Statement with the SEC, the Company promptly will mail the definitive Consent Revocation Statement and a form of consent revocation to each stockholder entitled to deliver a written consent in connection with the consent solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING
ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY
FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT
INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive
Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the consent solicitation at the SEC’s website at www.sec.gov.